                             AMENDED AND RESTATED
                            PARTICIPATION AGREEMENT
                                 By and Among
                  AMERICAN ENTERPRISE LIFE INSURANCE COMPANY
                   AMERICAN PARTNERS LIFE INSURANCE COMPANY
                          IDS LIFE INSURANCE COMPANY
                                      And
                              CREDIT SUISSE TRUST
                                      And
                      CREDIT SUISSE ASSET MANAGEMENT, LLC
                                      And
                CREDIT SUISSE ASSET MANAGEMENT SECURITIES, INC.

THIS AMENDED AND RESTATED AGREEMENT made and entered into as of this 1st day of May, 2006, by and among the following parties:

      o AMERICAN ENTERPRISE LIFE INSURANCE COMPANY ("American Enterprise Life", organized under the laws of the State of Indiana on its own behalf and on behalf of each of its separate accounts named in Schedule A to this Agreement, as may be amended from time to time (each account referred to as an "Account");

      o AMERICAN PARTNERS LIFE INSURANCE COMPANY ("American Partners Life"), organized under the laws of the State of Arizona on its own behalf and on behalf of each of its separate accounts named in Schedule A-1 to this Agreement, as may be amended from time to time (each account referred to as an "Account");

      o IDS LIFE INSURANCE COMPANY ("IDS Life"), organized under the laws of the State of Minnesota, on its own behalf and on behalf of each of its separate accounts named in Schedule A-2 to this Agreement, as may be amended from (each account referred to as the "Account");

      o CREDIT SUISSE TRUST, an open-end management investment company and business trust organized under the laws of the Commonwealth of Massachusetts (the "Fund");

      o CREDIT SUISSE ASSET MANAGEMENT, LLC, a limited liability company organized under the laws of the State of Delaware (the "Adviser"); and

      o CREDIT SUISSE ASSET MANAGEMENT SECURITIES, INC., a corporation organized under the laws of the State of New York ("CSAMSI").

Each of American Enterprise Life, American Partners Life and IDS Life hereinafter also referred to as "Company".

WHEREAS, the Fund engages in business as an open-end management investment company and was established for the purpose of serving as the investment vehicle for separate accounts established for variable life insurance contracts and variable annuity contracts to be offered by insurance companies that have entered into participation agreements similar to this Agreement (the "Participating Insurance Companies"), and

WHEREAS, beneficial interests in the Fund are divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets (the "Portfolios"); and

WHEREAS, the Fund has received an order from the Securities and Exchange Commission (the "SEC") dated December 19, 1995 (File No. 812-8910), granting Participating Insurance Companies and variable annuity separate accounts and variable life insurance separate accounts relief from the provisions of Sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended (the "l940 Act"), and Rules 6e-2(b)(1 5) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity separate accounts and variable life insurance separate accounts of both affiliated and unaffiliated Participating Insurance Companies and qualified pension and retirement plans outside of the separate account context (the "Mixed and Shared Funding Exemptive Order"). The parties to this Agreement agree that the conditions or undertakings specified in the Mixed and Shared Funding Exemptive Order and that may be imposed on the Company, the Fund, the Adviser and/or CSAMSI by virtue of such order are incorporated herein by reference, and such parties agree to comply with such conditions and undertakings to the extent applicable to each such party; and

WHEREAS, the Fund is registered as an open-end management investment company under the 1940 Act and its shares are registered under the Securities Act of 1933, as amended (the "1933 Act"); and

WHEREAS, the Company has registered or will register certain variable annuity and variable life insurance contracts (the "Contracts") under the 1933 Act; and

WHEREAS, the Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of the Company under the applicable insurance laws to set aside and invest assets attributable to the Contracts; and

WHEREAS, the Company has registered or will register the Account as a unit investment trust under the 1940 Act; and

WHEREAS, CSAMSI, the Fund's distributor, is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"); and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, American Enterprise Life intends to purchase shares of the Portfolios named in Schedule B, American

Partners Life intends to purchase shares of the Portfolios names in Schedule B-1, and IDS Life intends to purchase shares of the Portfolios named in Schedule B-2, as such schedules may be amended from time to time (the "Designated Portfolios") on behalf of the Account to fund the Contracts, and the Fund is authorized to sell such shares to unit investment trusts such as the Account at net asset value;

NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund, the Adviser and CSAMSI agree as follows:

ARTICLE A. AMENDMENT AND RESTATEMENT; FORM OF AGREEMENT
           --------------------------------------------

A.1 The Fund, the Adviser and CSAMSI acknowledge the planned merger of both American Enterprise Life and American Partners Life with and into IDS Life (each merger is collectively, the "Merger") and the "intact transfer" (the "Transfer") of the Accounts of American Enterprise Life and American Partners Life to IDS Life by operation of law and incident to the Merger, on December 31, 2006 at 10:59:59 p.m. Central Time (the "Effective Time"), subject to all necessary regulatory approvals being obtained in connection with the Merger and the Transfer, and the re-naming of IDS Life to RiverSource Life Insurance Company simultaneously with the Merger. On and after the Effective Time, all references in this Agreement and its Schedules to American Enterprise Life, American Partners Life and IDS Life shall mean and refer to RiverSource Life Insurance Company. The Fund, the Adviser and CSAMSI consent to the transfer of the rights and obligations of American Enterprise Life and American Partners Life under this Agreement to IDS Life at the Effective Time of the Merger.

A.2 This Agreement shall amend and supersede the following agreements as of the date stated above among the Company, the Fund, the Advisor and CSAMSI with respect to all investments by the Company or the Account prior to the date of this Agreement, as though identical separate agreements had been executed by the parties hereto on the dates as indicated below:

      A.2.1 Participation Agreement, dated September 1, 1999, by and among American Enterprise Life, the Fund, the Adviser and CSAMSI, as amended by the following documents: (a) Amendment to Participation Agreement, dated December 10, 2001; and (b) Amendment to Participation Agreement, dated April 1, 2003.

      A.2.2 Participation Agreement, dated March 1, 1996, by and among American Partners Life, the Fund, the Adviser and CSAMSI, as amended by the following documents: (a) Amendment No. 1 to Participation Agreement dated June 4, 1996; (b) Restatement of Participation Agreement, dated June 10, 1999; (c) Amendment to Participation Agreement, dated December 10, 2001; and (d) Amendment to Participation Agreement, dated April 1, 2003.

      A.2.3 Participation Agreement, dated March 1, 1996, by and among IDS Life, the Fund, the Adviser and CSAMSI, as amended by the following documents: (a)

            Amendment 1 to Participation Agreement, dated April 30, 1999; (b) Restatement of Participation Agreement, dated June 10, 1999; (c) Amendment to Participation Agreement, dated December 10, 2001; and
            (d) Amendment to Participation Agreement, dated April 1, 2003.

      In addition, the foregoing parties hereby amend and restate their agreements as set forth herein in contemplation of the Transfer of the Accounts of American Enterprise Life and American Partners Life to IDS Life on December 31, 2006, incident to the Merger. Although the parties have executed this Agreement in this form for administrative convenience, this Agreement shall create a separate participation agreement with each Company until the Effective Time of the Merger.

ARTICLE I. SALE OF FUND SHARES
           -------------------

1.1 The Fund agrees to sell to the Company those shares of the Designated Portfolios that each Account orders, executing such orders on a daily basis at the net asset value next computed after receipt and acceptance by the Fund or its designee of the order for the shares of the Fund. For purposes of this Section 1.1, the Company will be the designee of the Fund for receipt of such orders from each Account and receipt by such designee will constitute receipt by the Fund; provided that the Fund receives notice of such order by 10:00 a.m. Eastern Time on the next following business day (T+1"). "Business Day" will mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the SEC.

1.2 The Company will pay for Fund shares on T+1 that an order to purchase Fund shares is made in accordance with Section 1.1 above. Payment will be in federal funds transmitted by wire. This wire transfer will be initiated by 12:00 p.m. Eastern Time.

1.3 The Fund agrees to make shares of the Designated Portfolios available for purchase at the applicable net asset value per share by Participating Insurance Companies and their separate accounts on those days on which the Fund calculates its Designated Portfolio net asset value pursuant to rules of the SEC; provided, however, that the Board of Trustees of the Fund (the "Fund Board") may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Fund Board, acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, in the best interests of the shareholders of such Portfolio.

1.4 On each Business Day on which the Fund calculates its net asset value, the Company will aggregate and calculate the net purchase or redemption orders for each Account maintained by the Fund in which contractowner assets are invested. Net orders will only reflect orders that the Company has received prior to the close of regular trading on the New York Stock Exchange, Inc. (the "NYSE") (currently 4:00 p.m., Eastern
      Time) on that Business Day. Orders that the Company has received after the close of regular trading on the NYSE will be treated as though received on the next Business Day. Each communication of orders by the Company will constitute a representation that such orders were received by it prior to the close of regular trading on the NYSE on the Business Day on which the purchase or redemption order is priced in accordance with Rule 22c-1 under the 1940 Act. Other procedures relating to the handling of orders will be in accordance with the prospectus and statement of information of the relevant Designated Portfolio or with oral or written instructions that CSAMSI or the Fund will forward to the Company from time to time.

1.5 The Fund agrees that shares of the Fund will be sold only to Participating Insurance Companies and their separate accounts, qualified pension and retirement plans or such other persons as are permitted under applicable provisions of the Internal Revenue Code of 1986, as amended, (the "Internal Revenue Code"), and regulations promulgated thereunder, the sale to which will not impair the tax treatment currently afforded the Contracts. No shares of any Portfolio will be sold to the general public except as set forth in this Section 1.5.

1.6 The Fund agrees to redeem for cash, upon the Company's request, any full or fractional shares of the Fund held by the Company, executing such requests on a daily basis at the net asset value next computed after receipt and acceptance by the Fund or its agent of the request for redemption. For purposes of this Section 1.6, the Company will be the designee of the Fund for receipt of requests for redemption from each Account and receipt by such designee will constitute receipt by the Fund, provided the Fund receives notice of request for redemption by 10:00 a.m. Eastern Time on the next following Business Day. Payment will be in federal funds transmitted by wire to the Company's account as designated by the Company in writing from time to time, on the same Business Day the Fund receives notice of the redemption order from the Company. The Fund reserves the right to delay payment of redemption proceeds, but in no event may such payment be delayed longer than the period permitted by the 1940 Act. The Fund will not bear any responsibility whatsoever for the proper disbursement or crediting of redemption proceeds; the Company alone will be responsible for such action. If notification of redemption is received after 10:00 a.m. Eastern Time, payment for redeemed shares will be made on the next following Business Day.

1.7 The Company agrees to purchase and redeem the shares of the Designated Portfolios offered by the then current prospectus of the Fund in accordance with the provisions of such prospectus.

1.8 Issuance and transfer of the Fund's shares will be by book entry only. Stock certificates will not be issued to the Company or any Account. Purchase and redemption orders for Fund shares will be recorded in an appropriate title for each Account or the appropriate subaccount of each Account.

1.9 The Fund will furnish same day notice (by telecopier, followed by written confirmation) to the Company of the declaration of any income, dividends or capital gain distributions payable on each Designated Portfolio's shares. The Company hereby elects to receive all such dividends and distributions as are payable on the Designated Portfolio shares in the form of additional shares of that Designated Portfolio. The Fund will notify the Company of the number of shares so issued as payment of such dividends and distributions. The Company reserves the right to revoke this election upon reasonable prior notice to the Fund and to receive all such dividends and distributions in cash.

1.10 The Fund will make the net asset value per share for each Designated Portfolio available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated and will use its best efforts to make such net asset value per share available by 6:00 p.m. Eastern Time, but in no event later than 7:00 p.m. Eastern Time, each business day.

1.11 In the event adjustments are required to correct any error in the computation of the net asset value of the Fund's shares, the Fund or CSAMSI will notify the Company as soon as practicable after discovering the need for those adjustments that result in an aggregate reimbursement of $150 or more to any one Account maintained by a Designated Portfolio (or, if greater, result in an adjustment of $10 or more to each contractowner's account). Any such notice will state for each day for which an error occurred the incorrect price, the correct price and, to the extent communicated to the Fund's shareholders, the reason for the price change. The Company may send this notice or a derivation thereof (so long as such derivation is approved in advance by CSAMSI or the Adviser) to contractowners whose accounts are affected by the price change. The parties will negotiate in good faith to develop a reasonable method for effecting such adjustments.

ARTICLE II. REPRESENTATIONS AND WARRANTIES
            ------------------------------

2.1 The Company represents and warrants that the Contracts are or will be registered under the 1933 Act and that the Contracts will be issued and sold in compliance with all applicable federal and state laws, including state insurance suitability requirements. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each Account as a separate account under applicable state law and has registered the Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts, and that it will maintain such registration for so long as any Contracts are outstanding. The Company will amend the registration statement under the 1933 Act for the Contracts and the registration statement under the 1940 Act for the Account from time to time as required in order to effect the continuous offering of the Contracts or as may otherwise be required by applicable law. The Company will register and qualify the Contracts for sale in accordance with the securities laws of the various states only if and to the extent deemed necessary by the Company.

2.2 The Company represents that the Contracts are currently and at the time of issuance will be treated as annuity or life insurance contracts under applicable provisions of the Internal Revenue Code, and that it will make every effort to maintain such treatment and that it will notify the Fund and the Adviser immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

2.3 The Company represents and warrants that it will not purchase shares of the Designated Portfolios with assets derived from tax-qualified retirement plans except, indirectly, through Contracts purchased in connection with such plans.

2.4 The Fund represents and warrants that Fund shares of the Designated Portfolios sold pursuant to this Agreement will be registered under the 1933 Act and duly authorized for issuance in accordance with applicable law and that the Fund is and will remain registered under the 1940 Act for as long as such shares of the Designated Portfolios are sold. The Fund will amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Fund will register and qualify the shares of the Designated Portfolios for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund.

2.5 The Fund represents that it is currently qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code, and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

2.6 The Fund represents and warrants that in performing the services described in this Agreement, the Fund will comply with all applicable laws, rules and regulations. The Fund makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies, objectives and restrictions) complies with the insurance laws and regulations of any state. The Fund and CSAMSI agree that upon request they will use their best efforts to furnish the information required by state insurance laws so that the Company can obtain the authority needed to issue the Contracts in the various states.

2.7 The Fund currently does not intend to make any payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act, although it reserves the right to make such payments in the future. To the extent that it decides to finance distribution expenses pursuant to Rule 12b-1, the Fund undertakes to have its Fund Board, formulate and approve any plan under Rule 12b-1 to finance distribution expenses in accordance with the 1940 Act.

2.8 CSAMSI represents and warrants that it will distribute the Fund shares of the Designated Portfolios in accordance with all applicable federal and state securities laws including, without limitation, the 1933 Act, the 1934 Act and the 1940 Act.

2.9 The Fund represents that it is lawfully organized and validly existing under the laws of the Commonwealth of Massachusetts and that it does and will comply in all material respects with applicable provisions of the 1940 Act.

2.10 CSAMSI represents and warrants that it is and will remain duly registered under all applicable federal and state securities laws and that it will perform its obligations for the Fund in accordance in all material respects with any applicable state and federal securities laws.

2.11 The Fund and CSAMSI represent and warrant that all of their trustees, officers, employees, investment advisers, and other individuals/entities having access to the funds and/or securities of the Fund are and continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage as required currently by Rule 17g-(1) of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

2.12 The Company acknowledges that the Fund has adopted policies and procedures reasonably designed to prevent frequent or excessive purchases, exchanges and redemptions of the shares of the Designated Portfolios. These policies are disclosed in the current prospectus for each Designated Portfolio.

      The Fund acknowledges that the Company, on behalf of its Account, has adopted policies and procedures reasonably designed to detect and deter frequent transfers of Contract value among the subaccounts of the Account, including those investing in the Designated Portfolios which are available as investment options under the Contracts. These policies and procedures are described in the current prospectuses of the Accounts through which the Contracts are offered.

      The Fund, the Adviser and CSAMSI may consider the Company's policies and procedures pertaining to frequent transfers of Contract value among the subaccounts of its Account, including those investing in the Designated Portfolios, when the Fund periodically reviews or amends its disruptive trading policies and procedures. The Fund may invite comment from and confer with the Company regarding any proposed policy or procedure of the Fund pertaining to disruptive trading to determine, prior to adopting such proposed policy or procedure, the Company's then-present ability to apply such proposed policy or procedure to owners of Contracts who allocate Contract value to subaccounts investing in the Designated Portfolios which are available under the Contracts, including without limitation whether the Company can apply such proposed policy or procedure without the need to modify its automated data processing systems or to develop and staff manual systems to accommodate the implementation of the Fund's proposed policy or procedure.

      The Company will cooperate with the Fund's reasonable requests in taking steps to deter and detect frequent or excessive transfers by Contractholders. Subject to applicable law and the terms of each Contract, the Company will furnish other information the Fund, directly or through its agent, reasonably requests regarding frequent transfers by owners of Contracts among the subaccounts investing in the Designated Portfolios which are available under the Contracts. In compliance with Rule 22c-2 under the 1940 Act, the Company hereby agrees to (i) provide, promptly upon request by Fund, directly or through its agent, the taxpayer identification number of all owners of Contracts that purchased, redeemed, transferred, or exchanged Shares of a Designated Portfolio held under a Contract, and the amount and dates of such Contractowner's purchases, redemptions, transfers, and exchanges involving such Designated Portfolios; and (ii) execute any instructions from the Fund, directly or through its agent, to restrict or prohibit further purchases or exchanges of shares of the Designated Portfolios by an owner of a Contract who has been identified by the Fund, directly or through its agent, as having engaged in transactions in shares of a Designated Portfolio that violate the policies adopted by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding shares of the Designated Portfolios. The Company further agrees to either assess any applicable redemption fee that the Fund has adopted to curtail frequent trading, or communicate to the Fund or its agent any information necessary for the Fund or its agent to assess such redemption fees directly against payment of redemption proceeds. If the Company is required under Rule 22c-2 under the 1940 Act to implement transaction procedures for its Account in order to effectuate the Fund's procedures for preventing disruptive trading in the shares of the Designated Portfolios, and such implementation will require the Company to modify its automated data processing systems or to develop and staff manual systems to accommodate the Fund's requirements, the parties shall in good faith negotiate a mutually agreed-upon implementation schedule.

2.13 The parties to this Agreement represent and warrant that they shall comply with all the applicable laws and regulations designed to prevent money laundering including without limitation the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 (Title III of the USA PATRIOT ACT), and if required by such laws or regulations will share information with each other about individuals, entities, organizations and countries suspected of possible terrorist or money laundering activities in accordance with Section 314(b) of the USA PATRIOT ACT.

ARTICLE III. PROSPECTUSES AND PROXY STATEMENTS; VOTING
             -----------------------------------------

3.1 The Fund or CSAMSI will provide the Company or its mailing agent, at the Fund's or its affiliate's expense, with as many copies of the current Fund prospectus for the Designated Portfolios as the Company may reasonably request for distribution, at the Company's expense, to prospective contractowners and applicants. The Fund or CSAMSI will provide the Company or its mailing agent, at the Fund's or its affiliate's expense, as many copies of said prospectus as necessary for distribution, at the Fund's or its affiliate's expense, to existing contractowners. If requested by the Company in lieu thereof, the Fund or CSAMSI will provide such documentation, by computer diskette or other electronic transmission, a final copy of such current prospectus set in type at the Fund's or its affiliate's expense, in which case the Fund or its affiliate shall reimburse the Company for the reasonable cost incurred in the printing and said prospectus.

3.2 The Fund or CSAMSI will provide the Company or its mailing agent, at the Fund's or its affiliate's expense, with as many copies of the current Fund statement of additional information for the Designated Portfolios as the Company may reasonably request for distribution, at the Company's expense, to prospective contractowners and applicants. The Fund or CSAMSI will provide the Company or its mailing agent, at the Fund's or its affiliate's expense, as many copies of said statement of additional information as necessary for distribution, at the Fund's or its affiliate's expense, to any existing contractowner who requests such statement of additional information or whenever state or federal law otherwise requires that such statement be provided. If requested by the Company in lieu thereof, the Fund or CSAMSI will provide such documentation, by computer diskette or other electronic transmission, a final copy of such current statement of additional information set in type at the Fund's or its affiliate's expense, in which case the Fund or its affiliate shall reimburse the Company for the reasonable cost incurred in the printing of said statement of additional information.

3.3 The Fund will provide written instructions to Participating Insurance Companies each time the Fund amends or supplements a Designated Portfolio's current prospectus or statement of additional information directing the Participating Insurance Companies as to whether the amendment or supplement is to be provided (a) immediately to Contract owners who have Contract value allocated to a Designated Portfolios or
      (b) is to be held and combined with another Fund or Contract related mailing as permitted by applicable federal securities laws. The Fund agrees that the instruction it gives the Company in each instance will be identical to the instruction it provides other Participating Insurance Companies.

3.4 The Fund or CSAMSI will provide the Company or its mailing agent, at the Fund's or its affiliate's expense, with as many copies of the Fund proxy material, if any, reports to shareholders and other communications to shareholders for the Designated Portfolios in such quantities as the Company may reasonably require. If requested by the Company in lieu thereof, the Fund or CSAMSI will provide such documentation, by computer diskette or other electronic transmission, a final copy of such proxy material, if any, reports to shareholders and other communications to shareholders set in type at the Fund's or its affiliate's expense, in which case the Fund or its affiliate shall reimburse the Company for the reasonable cost incurred in the printing of said proxy material, reports and other communications. The Company will distribute, at the Fund's or its affiliate's expense, proxy materials, reports and other communications to existing contractowners and tabulate the votes.

3.5   If and to the extent required by law the Company will:

      (a)   solicit voting instructions from contractowners;

      (b) vote the shares of the Designated Portfolios held in the Account in accordance with instructions received from contractowners; and

      (c) vote shares of the Designated Portfolios held in the Account for which no timely instructions have been received, as well as shares it owns, in the same proportion as shares of such Designated Portfolio for which instructions have been received from the Company's contractowners;

      so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contractowners. Except as set forth above, the Company reserves the right to vote Fund shares held in any segregated asset account in its own right, to the extent permitted by law. The Company will be responsible for assuring that each of its separate accounts participating in the Fund calculates voting privileges in a manner consistent with all legal requirements, including the Mixed and Shared Funding Exemptive Order.

3.6 The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular, the Fund either will provide for annual meetings (except insofar as the SEC may interpret Section 16 of the 1940 Act not to require such meetings) or, as the Fund currently intends, to comply with Section 16(c) of the 1940 Act (although the Fund is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Fund will act in accordance with the SEC's interpretation of the requirements of Section 16(a) with respect to periodic elections of trustees and with whatever rules the SEC may promulgate with respect thereto.

3.7 In the event the Fund initiates (i) a reorganization of the Fund as defined by Section 2 of the 1940 Act or (ii) a change in the name of the Fund or a Designated Portfolio, the Fund, the Adviser or CSAMSI, as they shall determine among themselves, shall reimburse Company for Company's reasonable internal and out-of-pocket costs associated with the aforementioned actions. Company agrees to use its best efforts to minimize any costs incurred under this Section and shall provide the Fund or its designated agent with acceptable documentation of any such costs incurred.

ARTICLE IV. SALES MATERIAL AND INFORMATION
            ------------------------------

4.1 CSAMSI will provide the Company on a timely basis with investment performance information for each Designated Portfolio in which the Company maintains an Account, including total return for the preceding calendar month and calendar quarter, the calendar year to date, and the prior one-year, five-year, and ten-year (or life of the Fund) periods. The Company may, based on the SEC-mandated information supplied by CSAMSI, prepare communications for contractowners ("Contractowner Materials"). The Company will provide copies of all Contractowner Materials concurrently with their first use for CSAMSI's internal recordkeeping purposes. It is understood that neither CSAMSI nor any Designated Portfolio will be responsible for errors or omissions in, or the content of,

      Contractowner Materials except to the extent that the error or omission resulted from information provided by or on behalf of CSAMSI or the Designated Portfolio. Any printed information that is furnished to the Company other than each Designated Portfolio's prospectus or statement of additional information (or information supplemental thereto), periodic reports and proxy solicitation materials is CSAMSI's sole responsibility and not the responsibility of any Designated Portfolio or the Fund. The Company agrees that the Portfolios, the shareholders of the Portfolios and the officers and governing Board of the Fund will have no liability or responsibility to the Company in these respects.

4.2 The Company will not give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement, prospectus or statement of additional information for Fund shares, as such registration statement, prospectus and statement of additional information may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in published reports for the Fund which are in the public domain or approved by the Fund or CSAMSI for distribution, or in sales literature or other material provided by the Fund or by CSAMSI, except with permission of the Fund or CSAMSI. The Fund and CSAMSI agree to respond to any request for approval on a prompt and timely basis. Nothing in this Section 4.2 will be construed as preventing the Company or its employees or agents from giving advice on investment in the Fund.

4.3 The Fund, the Adviser or CSAMSI will furnish, or will cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company or its Account is named, at least ten (10) business days prior to its use. No such material will be used if the Company reasonably objects to such use within five (5) business days after receipt of such material.

4.4 The Fund, the Adviser and CSAMSI will not give any information or make any representations or statements on behalf of the Company or concerning the Company, each Account, or the Contracts other than the information or representations contained in a registration statement, prospectus or statement of additional information for the Contracts, as such registration statement, prospectus and statement of additional information may be amended or supplemented from time to time, or in published reports for each Account or the Contracts which are in the public domain or approved by the Company for distribution to contractowners, or in sales literature or other material provided by the Company, except with permission of the Company. The Company agrees to respond to any request for approval on a prompt and timely basis.

4.5 The Fund will provide to the Company at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or its shares, contemporaneously with the filing of such document with the SEC, the NASD or other regulatory authority.

4.6 The Company will provide to the Fund at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, solicitations for `voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no action letters, and all amendments to any of the above, that relate to the Contracts or each Account, contemporaneously with the filing of such document with the SEC, the NASD or other regulatory authority.

4.7 For purposes of this Article IV, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media, (e.g., on-line networks such as the Internet or other electronic messages), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports, and proxy materials and any other material constituting sales literature or advertising under the NASD rules, the 1933 Art or the 1940 Act.

4.8 The Fund and CSAMSI hereby consent to the Company's use of the names Credit Suisse Trust - (followed by the names of the Designated Portfolios listed on Schedule B, Schedule B-1 or B-2, as applicable, as may be amended from time to time) and the name Credit Suisse Asset Management, LLC in connection with the marketing of the Contracts, subject to the terms of Sections 4.1 and 4.2 of this Agreement. Such consent will terminate with the termination of this Agreement.

ARTICLE V. FEES AND EXPENSES
           -----------------

5.1 The Fund, the Adviser and CSAMSI will pay no fee or other compensation to the Company under this Agreement except if the Fund or any Designated Portfolio adopts and implements a plan pursuant to Rule 12b-1 under the 1940 Act to finance distribution expenses, then, subject to obtaining any required exemptive orders or other regulatory approvals, the Fund may make payments to the Company if and in such amounts agreed to by the Fund in writing.

5.2 All expenses incident to performance by the Fund of this Agreement will be paid by the Fund to the extent permitted by law. The Fund will bear the expenses for the cost of registration and qualification of the Fund's shares; preparation and filing of the Fund's prospectus, statement of additional information and registration statement, proxy materials and reports; setting in type and printing the Fund's prospectus; setting in type and printing proxy materials and reports by it to contractowners (including the costs of printing a Fund prospectus that constitutes an annual report); the preparation of all statements and notices required by any federal or state law; all taxes on the issuance or transfer of the Fund's shares; any expenses permitted to be paid or assumed by the Fund pursuant to a plan, if any, under Rule 12b-1 under the 1940 Act; and all other expenses set forth in Article III of this Agreement.

ARTICLE VI. DIVERSIFICATION
            ---------------

6.1 The Fund will at all times invest money from the Contracts in such a manner as to ensure that the Contracts will be treated as variable annuity or variable life insurance contracts under the Internal Revenue Code and the regulations issued thereunder. Without limiting the scope of the foregoing, the Fund will comply with Section 817(h) of the Internal Revenue Code and Treasury Regulation 1.817-5, as amended from time to time, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or Regulation. In the event of a breach of this Article VI by the Fund, it will take all reasonable steps: (a) to notify the Company of such breach; and (b) to adequately diversify the Fund so as to achieve compliance within the grace period afforded by Treasury Regulation 1.817-5.

ARTICLE VII. POTENTIAL CONFLICTS
             -------------------

7.1 The Fund Board will monitor the Fund for the existence of any irreconcilable material conflict among the interests of the contractowners of all separate accounts investing in the Fund. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority;
      (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by Participating Insurance Companies or by variable annuity and variable life insurance contractowners; or (f) a decision by an insurer to disregard the voting instructions of contractowners. The Fund Board will promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications thereof.

7.2 The Company will report any potential or existing conflicts of which it is aware to the Fund Board. The Company agrees to assist the Fund Board in carrying out its responsibilities, as delineated in the Mixed and Shared Funding Exemptive Order, by providing the Fund Board with all information reasonably necessary for the Fund Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Fund Board whenever contractowner voting instructions are to be disregarded. The Company's responsibilities hereunder will be carried out with a view only to the interest of contractowners.

7.3 If it is determined by a majority of the Fund Board, or a majority of its disinterested directors, that an irreconcilable material conflict exists, the Company will, at its expense and to the extent reasonably practicable (as determined by a majority of the disinterested directors), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (a) withdrawing the assets allocable to some or all of the Accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected contractowners and, as appropriate, segregating the assets of any appropriate group (i.e., variable annuity contractowners or variable life-insurance contractowners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contractowners the option of making such a change; and (b) establishing a new registered management investment company or managed separate account.

7.4 If a material irreconcilable conflict arises because of a decision by the Company to disregard contractowner voting instructions, and the Company's judgment represents a minority position or would preclude a majority vote, the Company may be required, at the Fund's election, to withdraw the affected subaccount of the Account's investment in the Fund and terminate this Agreement with respect to such subaccount; provided, however, that such withdrawal and termination will be limited to the extent required by the foregoing irreconcilable material conflict as determined by a majority of the disinterested directors of the Fund Board. No charge or penalty will be imposed as a result of such withdrawal.

7.5 If a material irreconcilable conflict arises because a particular state insurance regulators decision applicable to the Company conflicts with the majority of other state insurance regulators, then the Company will withdraw the affected subaccount of the Account's investment in the Fund and terminate this Agreement with respect to such subaccount; provided, however, that such withdrawal and termination will be limited to the extent required by the foregoing irreconcilable material conflict as determined by a majority of the disinterested directors of the Fund Board. No charge or penalty will be imposed as a result of such withdrawal.

7.6 For purposes of Sections 7.3 through 7.6 of this Agreement, a majority of the disinterested members of the Fund Board will determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund or the Adviser (or any other investment adviser to the Fund) be required to establish a new funding medium for the Contracts. The Company will not be required by Section
      7.3 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of contractowners materially affected by the irreconcilable material conflict.

7.7 The Company will at least annually submit to the Fund Board such reports, materials or data as the Fund Board may reasonably request so that the Fund Board may fully carry out the duties imposed upon it as delineated in the Mixed and Shared Funding Exemptive Order, and said reports, materials and data will be submitted more frequently if deemed appropriate by the Fund Board.

7.8 If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Mixed and Shared Funding Exemptive Order, then: (a) the Fund and/or the Participating Insurance Companies, as appropriate, will take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.4, 3.5, 7.1. 7.2, 7.3, 7.4, and 7.5 of
      this Agreement will continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

ARTICLE VIII. INDEMNIFICATION
              ---------------

8.1   Indemnification By The Company
      ------------------------------

      (a) The Company agrees to indemnify and hold harmless the Fund, the Adviser, CSAMSI, and each person, if any, who controls or is associated with the Fund, the Adviser or CSAMSI within the meaning of such terms under the federal securities laws and any director, trustee, officer, partner., employee or agent of the foregoing (collectively, the "Indemnified Parties" for purposes of this Section 8.1) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including reasonable legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

            (1) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement, prospectus or statement of additional information for the Contracts or contained in the Contracts or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated or necessary to make such statements not misleading in light of the circumstances in which they were made; provided that this agreement to indemnify will not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with written information furnished to the Company by the Fund, the Adviser or CSAMSI for use in the registration statement, prospectus or statement of additional information for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

            (2) arise out of or as a result of statements or representations by or on behalf of the Company or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Fund shares; or

            (3) arise out of any untrue statement or alleged untrue statement of a material fact contained in the Fund registration statement, prospectus, statement of additional information or sales literature or other promotional material of the Fund (or amendment or supplement) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make such statements not misleading in light of the circumstances in which they were made, if such a statement or omission was made in reliance upon and in conformity with information furnished to the Fund by or on behalf of the Company or persons under its control; or

            (4) arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

            (5) arise out of any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach by the Company of this Agreement;

            except to the extent provided in Sections 8.1 (b) and 8.3 hereof. This indemnification will be in addition to any liability that the Company otherwise may have.

      (b)   No party will be entitled to indemnification under Section 8. 1
            (a) to the extent such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, or gross negligence in the performance of such party's duties under this Agreement, or by reason of such party's reckless disregard of its obligations or duties under this Agreement by the party seeking indemnification.

      (c) The Indemnified Parties promptly will notify the Company of the commencement of any litigation, proceedings, complaints or actions by regulatory authorities against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Fund.

8.2   Indemnification By The Adviser, the Fund and CSAMSI
      ---------------------------------------------------

      (a) The Adviser, the Fund and CSAMSI, in each case solely to the extent relating to such party's responsibilities hereunder, agree to indemnify and hold harmless the Company and each person, if any, who controls or is associated with the Company within the meaning of such terms under the federal securities laws and any director, trustee, officer, partner, employee or agent of the foregoing (collectively, the "Indemnified Parties" for purposes of this Section 8.2) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

            (1) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus or statement of additional information for the Fund or sales literature or other promotional material of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated or necessary to make such statements not misleading in light of the circumstances in which they were made; provided that this agreement to indemnify will not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Adviser, CSAMSI or the Fund by or on behalf of the Company for use in the registration statement, prospectus or statement of additional information for the Fund or in sales literature of the Fund (or any amendment or supplement thereto) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

            (2) arise out of or as a result of statements or representations or wrongful conduct of the Adviser, the Fund or CSAMSI or persons under the control of the Adviser, the Fund or CSAMSI respectively, with respect to the sale of the Fund shares; or

            (3) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, statement of additional information or sales literature or other promotional material covering the Contracts (or any amendment or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated or necessary to make such statement or statements not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company by the Adviser, the Fund or

                  CSAMSI or persons under the control of the Adviser, the Fund or CSAMSI; or

            (4) arise as a result of any failure by the Fund, the Adviser or CSAMSI to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification requirements and procedures related thereto specified in Article VI of this Agreement): or

            (5) arise out of or result from any material breach of any representation and/or warranty made by the Adviser, the Fund or CSAMSI in this Agreement, or arise out of or result from any other material breach of this Agreement by the Adviser, the Fund or CSAMSI;

            except to the extent provided in Sections 8.2(b) and 8.3 hereof.

      (b) No party will be entitled to indemnification under Section 8.2(a) to the extent such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, or gross negligence in the performance of such party's duties under this Agreement, or by reason of such party's reckless disregard of its obligations or duties under this Agreement by the party seeking indemnification.

      (c) The Indemnified Parties will promptly notify the Adviser, the Fund and CSAMSI of the commencement of any litigation, proceedings, complaints or actions by regulatory authorities against them in connection with the issuance or sale of the Contracts or the operation of the Account.

8.3   Indemnification Procedure
      -------------------------

Any person obligated to provide indemnification under this Article VIII ("Indemnifying Party" for the purpose of this Section 8.4) will not be liable under the indemnification provisions of this Article VIII with respect to any claim made against a party entitled to indemnification under this Article VIII ("Indemnified Party" for the purpose of this Section 8.3) unless such Indemnified Party will have notified the Indemnifying Party in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim will have been served upon such Indemnified Party (or after such party will have received notice of such service on any designated agent), but failure to notify the Indemnifying Party of any such claim will not relieve the Indemnifying Party from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of the indemnification provision of this Article VIII, except to the extent that the failure to notify results in the failure of actual notice to the Indemnifying Party and such Indemnifying Party is damaged solely as a result of failure to give such notice, in case any such action is brought against the Indemnified Party, the Indemnifying Party will be entitled to participate, at its own expense, in the defense thereof. The Indemnifying Party also will be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Indemnifying Party to the Indemnified

Party of the Indemnifying Party's election to assume the defense thereof, the Indemnified Party will bear the fees and expenses of any additional counsel retained by it, and the Indemnifying Party will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation, unless: (a) the Indemnifying Party and the Indemnified Party will have mutually agreed to the retention of such counsel; or (b) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Indemnifying Party will not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there is a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. A successor by law of the parties to this Agreement will be entitled to the benefits of the indemnification contained in this
Article VIII. The indemnification provisions contained in this Article VIII will survive any termination of this Agreement.

ARTICLE IX APPLICABLE LAW
           --------------

9.1 This Agreement will be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Minnesota.

9.2 This Agreement will be subject to the provisions of the 1933 Act, the 1934 Act and the 1940 Act, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, the Mixed and Shared Funding Exemptive Order) and the terms hereof will be interpreted and construed in accordance therewith.

ARTICLE X. TERMINATION
           -----------

10.1  This Agreement will terminate:

      (a) at the option of any party, with or without cause, with respect to some or all of the Designated Portfolios, upon ninety (90) days' advance written notice to the other parties or, if later, upon receipt of any required exemptive relief or orders from the SEC, unless otherwise agreed in a separate written agreement among the parties; or

      (b) at the option of the Company, upon receipt of the Company's written notice by the other parties, with respect to any Designated Portfolio if shares of the Designated Portfolio are not reasonably available to meet the requirements of the Contracts as determined in good faith by the Company; or

      (c) at the option of the Company, upon receipt of the Company's written notice by the other parties, with respect to any Designated Portfolio in the event any of the Designated Portfolio's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by Company; or

      (d) at the option of the Fund, upon receipt of the Fund's written notice by the other parties, upon institution of formal proceedings against the Company by the NASD, the SEC, the insurance commission of any state or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the administration of the Contracts, the operation of the Account, or the purchase of the Fund shares, provided that the Fund determines in its sole judgment, exercised in good faith, that any such proceeding would have a material adverse effect on the Company's ability to perform its obligations under this Agreement; or

      (e) at the option of the Company, upon receipt of the Company's written notice by the other parties, upon institution of formal proceedings against the Fund or CSAMSI by the NASD, the SEC, or any state securities or insurance department or any other regulatory body, provided that the Company determines in its sole judgment, exercised in good faith, that any such proceeding would have a material adverse effect on the Fund's or CSAMSI's ability to perform its obligations under this Agreement; or

      (f) at the option of the Company, upon receipt of the Company's written notice by the other parties, if the Fund ceases to qualify as a Regulated Investment Company under Subchapter M of the Internal Revenue Code, or under any successor or similar provision, or if the Company reasonably and in good faith believes that the Fund may fail to so qualify; or

      (g) at the option of the Company, upon receipt of the Company's written notice by the other parties, with respect to any Designated Portfolio if the Fund fails to meet the diversification requirements specified in Article V1 hereof or if the Company reasonably and in good faith believes the Fund may fail to meet such requirements; or

      (h) at the option of any party to this Agreement, upon written notice to the other parties, upon another party's material breach of any provision of this Agreement; or

      (i) at the option of the Company, if the Company determines in its sole judgment exercised in good faith, that either the Fund, the Adviser or CSAMSI has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Company, such termination to be effective sixty
            (60) days' after receipt by the other parties of written notice of the election to terminate; or

      (j) at the option of the Fund or CSAMSI, if the Fund or CSAMSI respectively, determines in its sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Fund or the Adviser, such termination to be effective sixty (60) days' after receipt by the other parties of written notice of the election to terminate; or

      (k) at the option of the Company or the Fund upon receipt of any necessary regulatory approvals and/or the vote of the contractowners having an interest in the Account (or any subaccount) to substitute the shares of another investment company for the corresponding Designated Portfolio shares of the Fund in accordance with the terms of the Contracts for which those Designated Portfolio shares had been selected to serve as the underlying investment media. The Company will give sixty (60) days' prior written notice to the Fund of the date of any proposed vote or other action taken to replace the Fund's shares; or

      (l) at the option of the Company or the Fund upon a determination by a majority of the Fund Board, or a majority of the disinterested Fund Board members, that an irreconcilable material conflict exists among the interests of: (1) all contractowners of variable insurance products of all separate accounts; or (2) the interests of the Participating Insurance Companies investing in the Fund as set forth in Article VII of this Agreement; or

      (m) at the option of the Fund in the event any of the Contracts are not issued or sold in accordance with applicable federal and/or state law. Termination will be effective immediately upon such occurrence without notice.

10.2  Notice Requirement
      ------------------

No termination of this Agreement will be effective unless and until the party terminating this Agreement gives prior written notice to all other parties of its intent to terminate, which notice will set forth the basis for the termination.

10.3  Effect of Termination
      ---------------------

Notwithstanding any termination of this Agreement, the Fund and CSAMSI will, at the option of the Company, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts."). Specifically, without limitation, the owners of the Existing Contracts will be permitted to reallocate investments in the Portfolios (as in effect on such date), redeem investments in the Portfolios and/or invest in the Portfolios upon the making of additional purchase payments under the Existing Contracts.

10.4  Surviving Provisions
      --------------------

Notwithstanding any termination of this Agreement, each party's obligations under Article VIII to indemnify other parties will survive and not be affected by any termination of this Agreement. In addition, each party's obligations under Section 12.7 will survive and not be affected by any termination of this Agreement. Finally, with respect to Existing Contracts, all provisions of this Agreement also will survive and not be affected by any termination of this Agreement.

ARTICLE XI. NOTICES
            -------

11.1 Any notice will be deemed duly given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other parties.

      If to the Company:

      American Enterprise Life Insurance Company
      American Partners Life Insurance Company
      IDS Life Insurance Company
      1765 Ameriprise Financial Center
      Minneapolis, Minnesota 55474
      Attention: Gumer C. Alvero, Executive Vice President - Annuities

      With a simultaneous copy to:

      IDS Life Insurance Company
      50607 Ameriprise Financial Center
      Minneapolis, Minnesota  55474
      Attention: Vice President and Group Counsel

      If to the Fund, the Adviser and/or CSAMSI:

      466 Lexington Avenue
      New York, NY 10017
      Attn: General Counsel

ARTICLE XII. MISCELLANEOUS
             -------------

12.1 All persons dealing with the Fund must look solely to the property of the Fund for the enforcement of any claims against the Fund as neither the directors, trustees, officers, partners, employees, agents or shareholders assume any personal liability for obligations entered into on behalf of the Fund. No Portfolio or series of the Fund will be liable for the obligations or liabilities of any other Portfolio or series.

12.2 Notwithstanding anything to the contrary contained in this Agreement, in addition to and not in lieu of other provisions in this Agreement:

      (a) The Fund, the Adviser and CSAMSI acknowledge that the identities of the customers of the Company or any of its affiliates (collectively the "Company Protected Parties" for purposes of this Section 12.2), information maintained regarding those customers, and all computer programs and procedures or any other information developed or used by the Company Protected Parties or any of their employees or agents in connection with the Company's performance of its duties under this Agreement (such information referred to herein as "Company Information") are the valuable property of the Company Protected Parties. The Fund, the Adviser and CSAMSI agree that if they come into possession of any Company Information, other than such information as is publicly available or as may be independently developed or compiled by the Fund, the Adviser or CSAMSI from information supplied to them by the Company Protected Parties' customers who also maintain accounts directly with the Fund, the Adviser or CSAMSI, the Fund, the Adviser and CSAMSI will hold such Company Information in confidence and refrain from using, disclosing or distributing any of the Company Information except: (a) with the Company's prior written consent; (b) as required by law or judicial process; or (c) to carry out the Fund's, the Advisor's or CSAMSI's duties and obligations pursuant to this Agreement. The Company acknowledges that the identities of the customers of the Fund, the Adviser, CSAMSI or any of their affiliates (collectively the "Adviser Protected Parties" for purposes of this Section 12.2), information maintained regarding those customers, and all computer programs and procedures or other information developed or used by the Adviser Protected Parties or any of their employees or agents in connection with the Funds', the Adviser's or CSAMSI's performance of their respective duties under this Agreement (such information referred to herein as the "Advisor Information") are the valuable property of the Adviser Protected Parties. The Company agrees that if it comes into possession of any of the Advisor Information, other than such information as is publicly available or as may be independently developed or compiled by the Company from information supplied to it by the Adviser Protected Parties' customers who also maintain accounts directly with the Company, the Company will hold the Advisor Information or property in confidence and refrain from using, disclosing or distributing any of the Advisor Information except: (a) with the Fund's, the Adviser's or CSAMSI's prior written consent; (b) as required by law or judicial process; or
            (c) to carry out the Company's duties and obligations pursuant to this Agreement. Each party acknowledges that any breach of the agreements in this Section 12.2 would result in immediate and irreparable harm to the other parties for which there would be no adequate remedy at law and agree that in the event of such a breach, the other parties will be entitled to equitable relief by way of temporary and permanent injunctions, as well as such other relief as any court of competent jurisdiction deems appropriate.

      (b) The Fund, the Advisor and CSAMSI agree to cause all their employees, agents and representatives, or any other party to whom the Fund, the Advisor or CSAMSI may provide access to or disclose the Company Information to limit the use and disclosure of the Company Information to that purpose. The Company agrees to cause all its employees, agents and representatives, or any other party to whom the Company may provide access to or disclose the Advisor Information, to limit the use and disclosure of the Advisor Information to that purpose.

      (c) Each party hereto agrees to implement appropriate measures designed to ensure the security and confidentiality of the Company Information and the Advisor Information, as may be applicable, to protect such information against any anticipated threat or hazard to the security or integrity of such information, and to protect against unauthorized access to, or use of, such information that could result in substantial harm or inconvenience to any customer of the respective parties; each party further agrees to cause all its agents, representatives or subcontractors or implement appropriate measures designed to meet the objectives set forth in this paragraph.

      (d)   Each party acknowledges that any breach of the agreements in this
            Section 12.2 would result in immediate and irreparable harm to the other parties for which there would be no adequate remedy at law and agree in the event of such a breach, the other parties will be entitled to equitable relief by way of temporary and permanent injunctions, as well as such other relief as any court of competent jurisdiction deems appropriate. This Section 12.2 shall survive the termination of this Agreement.

12.3 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

12.4 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together will constitute one and the same instrument.

12.5 If any provision of this Agreement will be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement will not be affected thereby.

12.6 This Agreement will not be assigned by any party hereto without the prior written consent of all the parties except that CSAMSI may assign, in whole or in part, its responsibilities hereunder, as distributor, to a third party which replaces CSAMSI as distributor.

12.7 Each party to this Agreement will maintain all records required by law, including records detailing the services it provides. Such records will be preserved, maintained and made available to the extent required by law and in accordance with the 1940 Act and the rules thereunder. Each party to this Agreement will cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and will permit each other and such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Upon request by the Fund or CSAMSI, the Company agrees to promptly make copies or, if required, originals of all records pertaining to the performance of services under this Agreement available to the Fund or CSAMSI, as the case may be. The Fund agrees that the Company will have the right to inspect, audit and copy ail records pertaining to the performance of services under this Agreement pursuant to the requirements of any state insurance department. Each party also agrees to promptly notify the other parties if it experiences any difficulty in maintaining the records in an accurate and complete manner. This provision will survive termination of this Agreement.

12.8 Each party represents that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate or board action, as applicable, by such party and when so executed and delivered this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms.

12.9 The parties to this Agreement acknowledge and agree that all liabilities of the Fund arising, directly or indirectly, under this agreement, will be satisfied solely out of the assets of the Fund and that no trustee, officer, agent or holder of shares of beneficial interest of the Fund will be personally liable for any such liabilities.

12.10 The parties to this Agreement may amend the schedules to this Agreement from time to time to reflect changes in or relating to the Contracts, the Accounts or the Designated Portfolios of the Fund or other applicable terms of this Agreement.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and behalf by its duly authorized representative as of the date specified above.

AMERICAN ENTERPRISE LIFE                ATTEST:
INSURANCE COMPANY
AMERICAN PARTNERS LIFE
INSURANCE COMPANY                       By: /s/ Betsy Hannum
IDS LIFE INSURANCE COMPANY                 -----------------------------
                                        Name:   Betsy Hannum
                                        Title:  Assistant Secretary

By: /s/ Gumer C. Alvero
    ----------------------------------------
Name:   Gumer C. Alvero
Title:  President, American Enterprise Life
        Insurance Company
        President, American Partners Life
        Insurance Company
        Executive Vice President - Annuities,
        IDS Life Insurance Company


CREDIT SUISSE TRUST

By: /s/ Steven B. Plump
    ----------------------------------------
Name:   Steven B. Plump
Title:  CEO/President


CREDIT SUISSE ASSET MANAGEMENT, LLC

By: /s/ Steven B. Plump
    ----------------------------------------
Name:   Steven B. Plump
Title:  Managing Director


CREDIT SUISSE ASSET MANAGEMENT SECURITIES, INC.

By: /s/ Steven B. Plump
    ----------------------------------------
Name:   Steven B. Plump
Title:  President

                                  SCHEDULE A
                             AMENDED AND RESTATED
                            PARTICIPATION AGREEMENT
                                 By and Among
                  AMERICAN ENTERPRISE LIFE INSURANCE COMPANY
                   AMERICAN PARTNERS LIFE INSURANCE COMPANY
                          IDS LIFE INSURANCE COMPANY
                                      And
                              CREDIT SUISSE TRUST
                                      And
                      CREDIT SUISSE ASSET MANAGEMENT, LLC
                                      And
                CREDIT SUISSE ASSET MANAGEMENT SECURITIES, INC.

The following separate accounts of American Enterprise Life Insurance Company are permitted in accordance with the provisions of this Agreement to invest in Designated Portfolios of the Fund shown in Schedule B:

      American Enterprise Variable Annuity Account established July 15, 1987 American Enterprise Variable Life Account established July 15, 1987

                                 SCHEDULE A-1
                             AMENDED AND RESTATED
                            PARTICIPATION AGREEMENT
                                 By and Among
                  AMERICAN ENTERPRISE LIFE INSURANCE COMPANY
                   AMERICAN PARTNERS LIFE INSURANCE COMPANY
                          IDS LIFE INSURANCE COMPANY
                                      And
                              CREDIT SUISSE TRUST
                                      And
                      CREDIT SUISSE ASSET MANAGEMENT, LLC
                                      And
                CREDIT SUISSE ASSET MANAGEMENT SECURITIES, INC.

The following separate accounts of American Partners Life Insurance Company are permitted in accordance with the provisions of this Agreement to invest in Designated Portfolios of the Fund shown in Schedule B-1:

      APL Variable Annuity Account 1 established February 9, 1995.

                                 SCHEDULE A-2
                             AMENDED AND RESTATED
                            PARTICIPATION AGREEMENT
                                 By and Among
                  AMERICAN ENTERPRISE LIFE INSURANCE COMPANY
                   AMERICAN PARTNERS LIFE INSURANCE COMPANY
                          IDS LIFE INSURANCE COMPANY
                                      And
                              CREDIT SUISSE TRUST
                                      And
                      CREDIT SUISSE ASSET MANAGEMENT, LLC
                                      And
                CREDIT SUISSE ASSET MANAGEMENT SECURITIES, INC.

The following separate accounts of IDS Life Insurance Company are permitted in accordance with the provisions of this Agreement to invest in Designated Portfolios of the Fund show in Schedule B-2:

IDS Life Variable Account 10 established August 23, 1995.

                                  SCHEDULE B
                             AMENDED AND RESTATED
                            PARTICIPATION AGREEMENT
                                 By and Among
                  AMERICAN ENTERPRISE LIFE INSURANCE COMPANY
                   AMERICAN PARTNERS LIFE INSURANCE COMPANY
                          IDS LIFE INSURANCE COMPANY
                                      And
                              CREDIT SUISSE TRUST
                                      And
                      CREDIT SUISSE ASSET MANAGEMENT, LLC
                                      And
                CREDIT SUISSE ASSET MANAGEMENT SECURITIES, INC.

The Separate Accounts shown on Schedule A may invest in the following Designated Portfolios of the Credit Suisse Trust:

      Mid-Cap Growth Portfolio

                                 SCHEDULE B-1
                             AMENDED AND RESTATED
                            PARTICIPATION AGREEMENT
                                 By and Among
                  AMERICAN ENTERPRISE LIFE INSURANCE COMPANY
                   AMERICAN PARTNERS LIFE INSURANCE COMPANY
                          IDS LIFE INSURANCE COMPANY
                                      And
                              CREDIT SUISSE TRUST
                                      And
                      CREDIT SUISSE ASSET MANAGEMENT, LLC
                                      And
                CREDIT SUISSE ASSET MANAGEMENT SECURITIES, INC.

The Separate Accounts shown on Schedule A-1 may invest in the following Designated Portfolios of the Credit Suisse Trust:

      Global Small Cap Portfolio

                                 SCHEDULE B-2
                             AMENDED AND RESTATED
                           PARTICIPATION AGREEMENT
                                 By and Among
                  AMERICAN ENTERPRISE LIFE INSURANCE COMPANY
                   AMERICAN PARTNERS LIFE INSURANCE COMPANY
                          IDS LIFE INSURANCE COMPANY
                                     And
                             CREDIT SUISSE TRUST
                                     And
                     CREDIT SUISSE ASSET MANAGEMENT, LLC
                                     And
               CREDIT SUISSE ASSET MANAGEMENT SECURITIES, INC.

The Separate Accounts shown on Schedule A-2 may invest in the following Designated Portfolios of the Credit Suisse Trust:

      Commodity Return Strategy Portfolio
      Mid-Cap Growth Portfolio
      Small Cap Growth Portfolio